Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-229712, 333-220786, 333-219871, 333-204317 and 333-205784) on Form S-8 and in the registration statements (Nos. 333-239210 and 333-217774) on Form S-3 of our reports dated February 25, 2022, with respect to the consolidated financial statements of Black Knight, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Jacksonville, Florida

February 25, 2022